Exhibit 99.1


    Waste Connections Reports First Quarter 2003 Earnings of $0.49
             Per Share before Gain on Accounting Change;

                 First Quarter Revenue Increases 21%


    FOLSOM, Calif.--(BUSINESS WIRE)--April 22, 2003--Waste Connections, Inc. (NYSE:WCN) today announced first quarter earnings of $.49 per share on a diluted basis on 32.7 million shares. Revenue for the first quarter of 2003 was $128.5 million, a 21.5% increase over revenue of $105.7 million in the first quarter of 2002. Operating income for the first quarter of 2003 was $33.2 million, a 14.4% increase over operating income of $29.0 million in the first quarter of 2002. Income before a gain resulting from the cumulative effect of adopting SFAS No. 143 was $14.4 million, an 18.4% increase over net income of $12.2 million for the first quarter of 2002. Diluted earnings per share before the gain on accounting change for the first quarter of 2003 was $.49, an increase of 14.0% over diluted earnings per share of $.43 in the first quarter of 2002.
    Ronald J. Mittelstaedt, Chairman and Chief Executive Officer, said, "We are proud of our first quarter of 2003 earnings of $.49 per share despite headwinds from the economy, severe winter weather in certain markets, no acquisition contribution and tough comparisons with the first quarter of 2002. Since the latter part of March and the start of April, we have seen normal seasonal improvement in volumes, leading us to believe that this trend will continue throughout the second quarter. From an acquisition perspective, we continue to make progress with our previously announced transactions as well as a number of other smaller transactions."
    Waste Connections will be hosting a conference call related to first quarter earnings on April 23 at 8:30 a.m. Eastern Time. We will be broadcasting our quarterly conference call live over the Internet at www.streetevents.com or through a link on our web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.
    Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and free cash flow is provided supplementally in the accompanying tables because it is widely used by investors for valuation and financial performance measures in the solid waste industry. Management uses EBITDA as one of its principle measures to evaluate and monitor the ongoing financial performance of its operations. Copies of financial literature, including this release, are available on the Waste Connections web site at www.wasteconnections.com or through contacting us directly at 916/608-8200.
    Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western, Midwestern and Southwestern U.S. The Company serves more than one million commercial, industrial and residential customers. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California. For more information, visit the Waste Connections web site at www.wasteconnections.com.
    Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connection's business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) competition or unfavorable industry conditions could lead to a decrease in demand for the Company's services and to a decline in prices realized by the Company for its services, (2) the Company depends in part on acquisitions for growth, it may be required to pay increased prices for acquisitions, and it may experience difficulty in integrating and deriving synergies from acquisitions, or finding acquisition targets suitable to its growth strategy. (3) the Company may not always have access to the additional capital that it may require for its growth strategy or its cost of capital may increase, (4) governmental regulations may require increased capital expenditures or otherwise affect the Company's business, (5) companies that Waste Connections acquires could have undiscovered liabilities, (6) large, long-term collection contracts on which the Company depends may not be replaced when they expire or are terminated, and (7) the Company is highly dependent on the services of senior management, who would be difficult or impossible to replace. These risks and uncertainties, as well as others, are discussed in greater detail in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. There may be additional risks that the Company does not presently know or that it currently believes are immaterial which could have an adverse impact on its business. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


                        WASTE CONNECTIONS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
              THREE MONTHS ENDED MARCH 31, 2002 AND 2003
                              (Unaudited)
          (in thousands, except share and per share amounts)

                                           Three months ended
                                               March 31,
                                       --------------------------
                                            2002          2003
                                       -------------  -----------

Revenues                                   $105,742     $128,454
Operating expenses:
     Cost of operations                      59,315       71,821
     Selling, general and
      administrative                          9,390       12,881
     Depreciation and amortization            8,028       10,580
                                       -------------  -----------
Income from operations                       29,009       33,172

Interest expense                             (7,369)      (8,050)
Minority interests                           (1,766)      (2,282)
Other income (expense), net                    (400)          38
                                       -------------  -----------
Income before income tax provision and
 cumulative effect of change in
 accounting principle                        19,474       22,878

Income tax provision                         (7,303)      (8,465)
                                       -------------  -----------
Income before cumulative effect of
 change in accounting principle              12,171       14,413

Cumulative effect of change in
 accounting principle, net of tax
 expense of $166                                  -          282
                                       -------------  -----------

Net income                                  $12,171      $14,695
                                       -------------  -----------

Basic earnings per common share:
   Income before cumulative effect of
    change in accounting principle            $0.44        $0.51
   Cumulative effect of change in
    accounting principle                          -          .01
                                       -------------  -----------
   Net income per common share                $0.44        $0.52
                                       -------------  -----------

Diluted earnings per common share(b):
   Income before cumulative effect of
    change in accounting principle            $0.43        $0.49
   Cumulative effect of change in
    accounting principle                          -          .01
                                       -------------  -----------
   Net income per common share                $0.43        $0.50
                                       -------------  -----------

Shares used in the per share
 calculations:
   Basic                                 27,469,415   28,080,260
                                       -------------  -----------
   Diluted                               31,920,243   32,656,498
                                       -------------  -----------
Supplemental information:
EBITDA(a)                                   $37,037      $43,752

(a) EBITDA represents income from operations plus depreciation and amortization.

(b) Diluted earnings per share for the three months ended March 31, 2002 and March 31, 2003 assumes conversion of the 5.5% Convertible Subordinated Notes due 2006. The interest expense related to these notes, net of tax effects, for the three months ended March 31, 2002 and March 31, 2003 was $1,459 and $1,476, respectively.


                        WASTE CONNECTIONS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
      (Dollars in thousands, except share and per share amounts)
                              (Unaudited)

                                              December 31,   March 31,
                                                  2002         2003
                                             ------------- -----------
ASSETS
Current assets:
 Cash and equivalents                              $4,067      $4,805
 Accounts receivable, less allowance for
  doubtful accounts of $2,509 and $2,382 at
  December 31, 2002 and March 31, 2003,
  respectively                                     63,488      60,857
 Prepaid expenses and other current assets          8,652       8,684
                                             ------------- -----------
       Total current assets                        76,207      74,346

Property and equipment, net                       578,040     570,951
Goodwill, net                                     548,975     548,956
Intangible assets, net                             33,498      33,162
Other assets, net                                  25,162      25,788
                                             ------------- -----------
                                               $1,261,882  $1,253,203
                                             ------------- -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                 $30,688     $26,851
 Accrued liabilities                               45,905      45,552
 Deferred revenue                                  19,016      20,213
 Current portion of long-term debt and notes
  payable                                           3,646       5,386
                                             ------------- -----------
       Total current liabilities                   99,255      98,002

Long-term debt and notes payable                  578,481     557,898
Other long-term liabilities                        14,813       5,867
Deferred income taxes                              94,543      98,775
                                             ------------- -----------
      Total liabilities                           787,092     760,542

Commitments and contingencies
Minority interests                                 23,078      23,204

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000
 shares authorized; none issued and
 outstanding                                            -           -
Common stock: $0.01 par value; 50,000,000
 shares authorized; 28,046,535 and
 28,152,853 shares issued and outstanding at
 December 31, 2002 and March 31, 2003,
 respectively                                         280         282
Additional paid-in capital                        332,705     334,711
Deferred stock compensation                          (775)       (642)
Retained earnings                                 123,498     138,193
Unrealized loss on market value of interest
 rate swaps                                        (3,996)     (3,087)
                                             ------------- -----------
 Total stockholders' equity                       451,712     469,457
                                             ------------- -----------
                                               $1,261,882  $1,253,203
                                             ------------- -----------


                        WASTE CONNECTIONS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED MARCH 31, 2002 AND 2003
                              (Unaudited)
                        (Dollars in thousands)

                                                    Three months ended
                                                         March 31,
                                                 ---------------------
                                                   2002         2003
                                                 --------     --------

Cash flows from operating activities:
Net income                                       $12,171      $14,695
Adjustments to reconcile net income to
   net cash provided by operating activities:
  Loss (gain) on disposal of assets                  132          (67)
  Depreciation                                     7,745       10,235
  Amortization of intangibles                        283          345
  Deferred income taxes                                -        4,232
  Minority interests                               1,766        2,282
  Cumulative effect of change in accounting
   principle                                           -         (448)
  Amortization of debt issuance costs                487          591
  Stock-based compensation                            17           55
  Interest income on restricted cash                  (5)         (24)
  Net change in operating assets and liabilities,
   net of acquisitions                             7,707        4,274
                                                 --------     --------
Net cash provided by operating activities         30,303       36,170
                                                 --------     --------

Cash flows from investing activities:
     Proceeds from disposal of assets              1,367           89
     Payments for acquisitions, net of cash
      acquired                                   (32,628)      (3,573)
     Capital expenditures for property and
      equipment                                   (9,007)     (11,841)
     Decrease in other assets                       (881)      (1,186)
                                                 --------     --------
Net cash used in investing activities            (41,149)     (16,511)
                                                 --------     --------

Cash flows from financing activities:
     Proceeds from long-term debt                 72,000       11,500
     Principal payments on notes payable and
      long-term debt                             (65,090)     (30,344)
     Distributions to minority interest holders   (1,225)      (2,156)
     Proceeds from option and warrant exercises    2,055        2,086
     Debt issuance costs                             (64)          (7)
                                                 --------     --------
Net cash provided by (used in) financing
 activities                                        7,676      (18,921)
                                                 --------     --------

Net increase (decrease) in cash and equivalents   (3,170)         738
Cash and equivalents at beginning of period        7,279        4,067
                                                 --------     --------
Cash and equivalents at end of period             $4,109       $4,805
                                                 --------     --------


                         ADDITIONAL STATISTICS
                        (Dollars in thousands)
Internal Growth

Core Internal Growth -- Sales growth for operations owned for at least
12 months.

Volume                                                          (3.1%)
Price                                                            2.1
Recycling                                                         .9
Total                                                            (.1%)

Adjusted Internal Growth -- adjusted for an unusual clean-up project contributing $2.2 million in the first quarter of 2002, the loss of $800,000 of revenue from Waste Management, Inc.'s volumes at the Wichita Transfer Station and the estimated loss of $350,000 of revenue from severe winter weather in the first quarter of 2003:

Volume                                                             .1%
Price                                                             2.1
Recycling                                                          .9
Total                                                             3.1%

Uneliminated revenue breakdown:

Collection                                                         67%
Disposal and Transfer                                               29
Recycling                                                            4
Total                                                             100%

Intercompany elimination:                                     $ 18,971

Internalization:                                                   62%

EBITDA Reconciliation:

Income from operations                                        $ 33,172
Depreciation and amortization                                   10,580
EBITDA                                                        $ 43,752

EBITDA margin                                                    34.1%

Days Sales Outstanding:                                          42.6

Free Cash Flow Reconciliation:

Net cash provided by operating activities                     $ 36,170
Plus proceeds from disposal of assets                               89
Less capital expenditures                                     (11,841)
Less distributions to minority interest holders                (2,156)
Free cash flow                                                  22,262

Free cash flow margin                                            17.3%

Other Cash Items:

Cash interest:                                                $  5,935
Cash taxes:                                                      4,144

Debt to Capitalization:
Total debt divided by total debt plus shareholders equity:
     ($557,898 + $5,386) / ($557,898 + $5,386 + $469,457) =      54.5%




    CONTACT: Waste Connections, Inc.
             Steven F. Bouck, 916/608-8200